UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2013, McKesson Corporation (“McKesson” or the “Company”) and its wholly-owned subsidiary Dragonfly GmbH & Co. KGaA (“McKesson AcquiCo”) entered into (i) a Share Purchase Agreement (the “SPA”) with Franz Haniel & Cie. GmbH (“Haniel”) and (ii) a Business Combination Agreement (the “BCA”) with Celesio AG (“Celesio”). Celesio’s issued and outstanding share capital is currently 50.01% owned by Haniel.

Under the terms of the SPA, McKesson AcquiCo will acquire Haniel’s majority stake in Celesio for €23 per share and launch parallel voluntary public tender offers for the remaining shares and outstanding convertible bonds of Celesio (the “Tender Offers”). The total transaction, including the assumption of Celesio’s outstanding debt, is valued at approximately €6.1 billion (or, assuming a currency exchange ratio of $1.35/€1, approximately $8.3 billion). The SPA may be terminated by McKesson AcquiCo or Haniel if certain conditions are not met. In particular, if applicable antitrust approval is not received by the closing date, or if McKesson does not acquire at least 75% of Celesio’s shares on a fully diluted basis, either Haniel or McKesson AcquiCo may terminate the SPA. McKesson intends to complete the acquisition of the Celesio shares held by Haniel and the Tender Offers (together, the “Acquisition”) by utilizing the below described senior bridge term loan and cash on hand.

The BCA describes the terms and conditions upon which McKesson AcquiCo is obligated to launch the Tender Offers, and sets forth certain terms and conditions that govern the parties’ conduct prior to and after the closing of the Tender Offers. Furthermore, McKesson AcquiCo is not obligated to acquire shares submitted during the Tender Offers unless 75% of Celesio’s fully diluted shares will be acquired by McKesson AcquiCo. The BCA also describes certain requirements and intentions of McKesson AcquiCo concerning the operation of Celesio’s business should the Acquisition be completed. The BCA will expire in twenty-four months.

The above descriptions of the SPA and BCA do not purport to be complete and are qualified in their entirety by reference to the executed copies of the agreements attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition, on October 23, 2013 McKesson entered into a $5.5 billion 364-day unsecured Senior Bridge Term Loan Agreement (the “Bridge Loan Agreement”) with Bank of America, N.A., as Administrative Agent, and the lenders party thereto. Subject to the terms and conditions set forth in the Bridge Loan Agreement, up to two borrowings of term loans in an aggregate principal amount of up to $5.5 billion will be made available to McKesson at its request to: (i) pay the Acquisition consideration; and (ii) pay transaction costs associated with the Acquisition.

The Bridge Loan Agreement contains terms substantially similar to those contained in McKesson’s existing revolving credit facility, dated as of September 23, 2011, which was filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2011 as Exhibit 10.1 to McKesson’s Quarterly Report on Form 10-Q. Similar to the revolving credit facility, borrowing under the Bridge Loan Agreement generally bears interest based upon either a prime rate or the London Interbank Offering Rate. The Bridge Loan Agreement includes, among other terms and conditions standard for transactions of this type, limitations (subject to specified exclusions) on the ability of McKesson and its subsidiaries to create liens; engage in certain mergers and consolidations; and enter into swap contracts. In addition, the Bridge Loan Agreement requires that McKesson maintain a debt to capital ratio of no greater than 65%

throughout the term of the Bridge Loan Agreement. The Bridge Loan Agreement also includes mandatory prepayment provisions requiring the prepayment of the loans and (if applicable) reductions of undrawn commitments thereunder in an amount equal to the net cash proceeds from certain issuances of equity outside the ordinary course of business, certain property loss events, certain asset sales outside the ordinary course of business and the incurrence of certain indebtedness outside the ordinary course of business.

The above description of the Company’s Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the executed copy of the agreement attached hereto as Exhibit 10.3, which is incorporated herein by reference.

The Company entered into the Bridge Loan Agreement in order to provide funds for the Acquisition prior to the closing of the anticipated permanent financing, and to pay transaction costs associated with the Acquisition. The Company expects that it will refinance all or part of the outstanding amounts under the Bridge Loan Agreement with longer-term financing prior to the end of the Bridge Loan Agreement’s 364-day term.

Certain of the lenders party to the Bridge Loan Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated October 24, 2013, by and among Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation.

10.2	Business Combination Agreement, dated October 24, 2013, by and between Dragonfly GmbH & Co. KGaA, McKesson Corporation and Celesio AG.

10.3	Senior Bridge Term Loan Agreement, dated as of October 23, 2013, among McKesson Corporation, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 25, 2013

McKesson Corporation

	By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement, dated October 24, 2013, by and among Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation.

10.2	Business Combination Agreement, dated October 24, 2013, by and between Dragonfly GmbH & Co. KGaA, McKesson Corporation and Celesio AG.

10.3	Senior Bridge Term Loan Agreement, dated as of October 23, 2013, among McKesson Corporation, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.